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                                                                     Exhibit 4.3


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                              CONVEYANCE AGREEMENT


                  Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Finance Corp., Advanta Bank Corp. and Advanta National Bank, (each, an "Affiliated Originator"), Advanta Conduit Receivables, Inc., as an Affiliate, and Advanta Mortgage Conduit Services, Inc., as Sponsor, pursuant to the Master Loan Transfer Agreement dated as of May 1, 1999 among themselves and Bankers Trust Company of California, N.A. as Trustee (the "Master Transfer Agreement"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator, each Warehouse Trust the Affiliate and the Sponsor of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Transferred Mortgage Loans") to the Sponsor.

                  Conveyance of Transferred Mortgage Loans. Each Affiliated Originator, the Affiliate and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Trustee to convey to the Sponsor and/or the Advanta Mortgage Loan Trust, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the "Advanta Pooling Agreement"), the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all accrued interest and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related Mortgage Insurance Policies.

                  If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Affiliated Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

                  The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans.

                  The "Cut-off Date" with respect to such Transferred Mortgage Loans shall be May 1, 1999.


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                  All terms and conditions of the Master Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Master Transfer Agreement.

                  For purposes of this Conveyance Agreement, the "Advanta Pooling Agreement" is the Pooling and Servicing Agreement dated as of May 1, 1999 relating to Advanta Mortgage Loan Trust 1999-2.



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Dated: June 3, 1999

                              ADVANTA MORTGAGE CORP. USA
                              ADVANTA MORTGAGE CORP. MIDATLANTIC
                              ADVANTA MORTGAGE CORP. MIDATLANTIC II
                              ADVANTA MORTGAGE CORP. MIDWEST
                              ADVANTA MORTGAGE CORP. NORTHEAST
                              ADVANTA NATIONAL BANK,
                                    as Affiliated Originators

                                    and

                              ADVANTA CONDUIT RECEIVABLES, INC.,
                              as an Affiliate


                              By:/s/ Michael Coco
                                 --------------------------------------
                                   Name:      Michael Coco
                                   Title:     Vice President

                              ADVANTA MORTGAGE CONDUIT
                              SERVICES, INC., as Sponsor


                              By:/s/ Michael Coco
                                 --------------------------------------
                                   Name:      Michael Coco
                                   Title:     Vice President

                              ADVANTA FINANCE CORP.


                              By: /s/ Michael Coco
                                 --------------------------------------
                                   Name:      Michael Coco
                                   Title:     Vice President

                              ADVANTA BANK CORP.,
                              as an affiliated Originator


                              By:/s/ John L. Richards
                                 --------------------------------------
                                   Name:      John L. Richards
                                   Title:     President and CEO


                              Conveyance Agreement


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                              BANKERS TRUST COMPANY
                              OF CALIFORNIA, N.A., as Trustee


                              By: /s/ Mark McNeill
                                 --------------------------------------
                                    Name:      Mark McNeill
                                    Title:     Assistant Secretary














                             [Conveyance Agreement]